Exhibit 99.1

FOR RELEASE April 16, 2015

China Biologic Receives Approval to Purchase Raw Materials

BEIJING, China – April 16, 2015 – China Biologic Products, Inc. (NASDAQ: CBPO, "China Biologic" or the "Company"), a leading fully integrated plasma-based biopharmaceutical company in China, today announced that its subsidiary, Guizhou Taibang Biological Products Co., Ltd. ("Guizhou Taibang"), has received a one-time special approval from the China Food and Drug Administration (the "CFDA") to purchase up to approximately 143 tonnes of source plasma and plasma pastes from Xinjiang Deyuan Bioengineering Co., Ltd. ("Xinjiang Deyuan") for a total consideration of up to approximately RMB139 million (approximately US$22.4 million) pursuant to certain agreements entered into between Guizhou Taibang and Xinjiang Deyuan. Source plasma and plasma pastes are raw materials for producing human albumin and intravenous immunoglobulin ("IVIG") products.

These raw materials are expected to be delivered during the second quarter of 2015, and the final purchase volume is contingent upon the Company's quality inspection of these raw materials. The Company expects that the final products made from such purchased raw materials will be released to market in 2015 and 2016.

Mr. David (Xiaoying) Gao, Chairman and Chief Executive Officer of China Biologic, commented, "With the CFDA’s special approval, this plasma purchase presents a unique growth opportunity for China Biologic in the near term. The additional supply of source plasma and plasma pastes, which represents over 20% of our current annual collection volume, will enable us to significantly improve the production utilization rate of our Guizhou production facility and better meet the growing demand for plasma products, including the highly sought-after IVIG, in tier-one cities in China. We anticipate that this purchase will have a meaningful positive impact on our top and bottom line growth over the next two years."

"While the cost for these materials is moderately higher than the cost of materials from our collection stations, this transaction provides immediate access to a substantial volume of raw materials and complements our plasma collection growth strategy. We will continue to focus on expanding our collection capacity to ensure sustainable supply growth to meet the increasing market demand for plasma-based products in China," concluded Mr. Gao.

About China Biologic Products, Inc.

China Biologic is a leading plasma-based biopharmaceutical company in China. The Company's products are used as critical therapies during medical emergencies and for the prevention and treatment of life-threatening diseases and immune-deficiency related diseases. China Biologic is headquartered in Beijing and manufactures over 20 different dosages of plasma-based products through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guizhou Taibang Biological Products Co., Ltd. The Company also has an equity investment in Xi'an Huitian Blood Products Co., Ltd. The Company sells its products to hospitals and inoculation centers, as well as distributors, in China. For additional information, please see the Company's website, www.chinabiologic.com.

Safe Harbor Statement

This news release may contain certain "forward-looking statements" relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein, are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "will," "believes," "are expected to," "expects," "anticipate," or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.

Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the actual volume of source plasma and plasma pastes purchased from Xinjiang Deyuan, the timely delivery of these raw materials and the quality inspection results, potential inability to achieve the expected operating and financial performance, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

China Biologic Products, Inc.

Mr. Ming Yin

Senior Vice President

Phone: +86-10-6598-3099

Email: ir@chinabiologic.com

ICR Inc.

Mr. Bill Zima

Phone: +86-10-6583-7511 or +1-646-405-5191

E-mail: bill.zima@icrinc.com

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